UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)     May 27, 2008

PLY GEM HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-114041	20-0645710
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5020 WESTON PARKWAY, SUITE 400 CARY, NORTH CAROLINA	27513
(Address of principal executive offices)	(Zip Code)

(919) 677-3900
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

5230073-1

ITEM 1.01                                ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 23, 2008, Ply Gem Industries, Inc. (“Ply Gem” or the “Company”), CWD Windows and Doors, Inc. (the “Canadian Borrower”), UBS AG, Stamford Branch, as administrative agent and the lenders party thereto entered into an Amendment (the “Amendment”) to the Fifth Amended and Restated Credit Agreement (the “Amended Credit Facility”), dated April 5, 2007, among Ply Gem, the Canadian Borrower, Ply Gem Holdings, Inc., the subsidiary guarantors party thereto, the lenders party thereto, UBS Securities LLC and Deutsche Bank Securities, Inc., as joint lead arrangers and bookrunners and UBS AG, Stamford Branch, as administrative agent.  The Amendment became effective on May 27, 2008.

Pursuant to the Amendment, the interest rate margin applicable to LIBOR based revolving and term loan borrowings was increased to between 5.75% and 7.25% depending on the Company’s Senior Secured Leverage Ratio (as defined in the Amended Credit Facility) and the interest rate margin applicable to alternate base rate revolving and term loan borrowings was increased to between 4.75% and 6.25% depending on the Company’s Senior Secured Leverage Ratio.  The Amendment contains a LIBOR floor of 3.25%.   The fee payable by the Company on unused but committed portions of the revolving loan facility was increased to between 0.50% and 0.625% based on the Company’s Senior Secured Leverage Ratio.

The Amendment amended the financial covenants contained in the Amended Credit Facility so that Ply Gem is now required to maintain (i) a maximum Senior Secured Leverage Ratio of 5.90 to 1.0 until July 4, 2009; thereafter, the maximum Senior Secured Leverage Ratio that Ply Gem is permitted to have declines ratably over time, from 5.75 to 1.0 to 3.50 to 1.0 and (ii) a minimum interest coverage ratio of 1.10 to 1.0 until July 4, 2009; thereafter, the minimum interest coverage ratio that Ply Gem is required to maintain increases ratably over time, from 1.15 to 1.0 to 1.45 to 1.0.  In addition, pursuant to the Amendment, as long as the Company’s Senior Secured Leverage Ratio is greater than 3.5 to 1.0, the Company must have at least an aggregate of $25 million of cash on hand and borrowing availability under the revolving loan facility.

The Amendment extends the maturity date of the commitments by certain lenders under the revolving loan facility from February 12, 2009 to August 12, 2010. The Amendment also requires the Company to pay a premium of 1.0% for pre-payment of amounts outstanding under the term loan facility prior to May 23, 2010.

As a condition to the Amendment, affiliates of CI Capital Partners LLC (“CI Partners”) made (i) an $18 million cash investment in Ply Gem Prime Holdings Inc., an indirect parent of the Borrower (“Prime Holdings”) and received 14,158 shares of Prime Holdings’ common stock and 210,482 shares of Prime Holdings’ Class A common stock and (ii) a $12 million cash investment in Ply Gem Investment Holdings Inc., an indirect parent of the Borrower (“Investment Holdings”), and received 12,000 shares of senior preferred stock (the “Equity Contribution”). Prime Holdings and Investment Holdings then made an aggregate $30 million capital contribution to Ply Gem Holdings Inc., which in turn contributed such amount to the capital of the Company.

Pursuant to the Amendment, the Company may accrue but is prohibited from paying management fees to CI Partners under Advisory Services Agreement between the Company and CI Partners if the Company’s Senior Secured Leverage Ratio is greater than 3.50 to 1.0.

The foregoing description of the terms of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment which will be included in a subsequent filing with the Securities and Exchange Commission.

ITEM 3.02                                UNREGISTERED SALES OF EQUITY SECURITIES

Reference is made to Item 1.01 and the description of the Equity Contribution contained therein, which is hereby incorporated by reference into this Item 3.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  May 27, 2008
Company Name: PLY GEM HOLDINGS, INC.

By:	/s/ Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President, Chief Financial Officer,
Treasurer and Secretary